PNA INTERMEDIATE HOLDING CORPORATION

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PNA Intermediate Holding Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PNA Group, Inc.

Dated: May 15, 2008	By:	/s/ Maurice S. Nelson, Jr.
Maurice S. Nelson, Jr. Chief Executive Officer and President

Dated: May 15, 2008	By:	/s/ William S. Johnson
William S. Johnson Chief Financial Officer